Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Pixelworks, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of (Nos.333-168175, 333-161125, 333-152945, 333-136553, 333-126017, 333-125945, 333-123526, 333-121274, 333-89394, 333-62000, 333-41720, and 333-41722) and Form S-3 (Nos. 333-170768, 333-118100, 333-100548, and 333-67838) of Pixelworks, Inc. of our reports dated March 9, 2011, with respect to the consolidated balance sheets of Pixelworks, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Pixelworks, Inc.

/s/ KPMG LLP

Portland, Oregon

March 9, 2011